Exhibit 10.18

FORM OF 9% CONVERTIBLE NOTES DUE JULY 1, 2012

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

SUNOVIA ENERGY TECHNOLOGIES, INC.

9% CONVERTIBLE SECURED PROMISSORY NOTE DUE JULY 1, 2012

Principal Amount: $100,000
Date: June 10, 2011

FOR VALUE RECEIVED, the undersigned, Sunovia Energy Technologies, Inc., a Nevada corporation (the “Company”), hereby unconditionally promises to pay to the order of [NAME] (“PAYEE”), at [ADDRESS] or such other address given to the Company by Payee, the principal sum of ONE HUNDRED THOUSAND AND 00/100 DOLLAR ($100,000.00), in lawful money of the United States of America, together with interest thereon as provided in this Note.

1.      DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the section referred to:

“BUSINESS DAY” means any day other than a Saturday, Sunday, or other day on which a bank is authorized to be closed under the laws of Florida.

“CHANGE OF CONTROL” means the consummation of any transaction or series of any related transactions (including without limitation, by way of merger) the result of which is that any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act) of more than fifty percent (50%) of the voting power of the Common Stock.

“COMMON STOCK” means the Common Stock, par value $0.001 per share, of the Company, any successor class or classes of common equity (however designated) of the Company into or for which such Common Stock may hereafter be converted, exchanged, or reclassified and any class or classes of common equity (however designated) of the Company which may be distributed or issued with respect to such Common Stock or successor class or classes to holders thereof generally.

 “CONVERSION PRICE” means 150% of the average of the high and low trading prices per share of the Company’s Common Stock for the 20 trading days beginning 10 days prior to the date of this Note and ending 10 trading days after the date of this Note, as adjusted pursuant to the terms of this Note.

“CURRENT MARKET PRICE” means the average of the high and low trading prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. If such security is not quoted by any such organization, then the Current Market Price of such security shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“LOAN DOCUMENTS” means this Note, the Financing Statement, and all other loan and collateral documents evidencing or securing the Obligation.

“MATURITY DATE” means July 1, 2012.

“MAXIMUM RATE” means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law.

 “OBLIGATION” shall mean all indebtedness, liabilities, and obligations, of the Company arising under this Note and any other Loan Documents.

“SEC” means the Securities and Exchange Commission and any successor thereof.

2.      PAYMENT AND SECURITY.

(a)   PAYMENT OF PRINCIPAL AND INTEREST. The unpaid principal of, and interest on, this Note shall be due and payable on the Maturity Date.

(b) VOLUNTARY PREPAYMENT. The Company reserves the right, upon ten (10) days' prior notice to Payee, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time. All prepayments shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

 (c) PAYMENTS GENERALLY. If any portion of the principal of or any installment of interest on, this Note becomes due and payable on any day other than a Business Day, the due date of that payment shall be extended to the next succeeding Business Day. Payments made hereunder shall be applied first to accrued interest and then to principal.

(d) SECURITY. The payment of this Note shall be secured by, and Payee shall have a lien upon, all of the assets of the Company, which lien may be evidenced by a UCC-1 Financing Statement having a collateral description identical to that included on Exhibit A attached hereto and made a part hereof. No Financing Statement shall be valid or authorized if it shall contain any collateral description other than that included on Exhibit A attached hereto.

3.      WAIVER. Except as provided herein, the Company and each other party liable for payment of this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

4.      EVENTS OF DEFAULT AND REMEDIES. An “EVENT OF DEFAULT” shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) the Company shall fail to pay when due any principal of, or interest upon, this Note or the Obligation and such failure shall continue for three (3) Business Days after such payment became due; or (b) the Company shall fail to perform any of the material covenants or agreements contained herein or in any other Loan Document and such failure shall continue unremedied for thirty (30) days after written notice thereof; or (c) the Company shall (1) apply for or consent to the appointment of a receiver, trustee, intervener, custodian, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (d) the dissolution or liquidation of the Company.

Upon the occurrence of any Event of Default hereunder, then Payee may, at its option, (i) declare the entire unpaid principal balance and accrued interest upon the Obligation to be immediately due and payable without presentment or notice of any kind which the Company waives pursuant to SECTION 3 herein, and/or (ii) pursue and enforce any of Payee's rights and remedies available pursuant to any applicable law or agreement.

5.      REPRESENTATIONS AND WARRANTIES COMPANY.

(a) The Company represents and warrants to Payee that:

(i)       the Company is duly organized and in good standing under the laws of the state of its incorporation, formation, or organization and has the power to own its property and to carry on its business in each jurisdiction in which such Company operates;

(ii)       the Company has full power and authority to enter into this Note and the other Loan Documents, to execute and deliver the Loan Documents, and to incur the obligations provided for in the Loan Documents, all of which has been duly authorized by all necessary action;

(iii)       the Loan Documents are the legal and binding obligations of the Company, enforceable in accordance with their respective terms;

(iv)         the Company has filed all reports, schedules, forms, statements, and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC DOCUMENTS”); and

(v)         as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (b) Payee represents and warrants to the Company that:

(i) Payee is a shareholder of the Company and an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933;

(ii) Payee can bear the risk of investment in this Note for an indefinite period of time and has no need for liquidity in the investment;

(iii) Payee has reviewed the Company’s periodic reports as filed with the SEC, including its financial statements and the notes thereto, and is familiar with the Company’s operations, history, management, business and current financial condition;

(iv) Payee has reviewed and executed a Note Subscription Agreement relating to this Note and all statements and representations made therein by Payee are true and accurate.

6.      NO WAIVER. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

7.      USURY LAWS. Regardless of any provision contained in this Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law) any amount in excess of the Maximum Rate, and, in the event that Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to the Company.

8.      CONVERSION RIGHTS.

(a)      CONVERSION PRIVILEGE. During the period of time commencing on September 1, 2011 and continuing until the payment in full of this Note, Payee, at its option may convert all of the outstanding principal balance of, and all accrued interest on, this Note into the number of shares of Common Stock obtained by dividing (i) the unpaid principal amount of, and interest through the date of conversion on, this Note to be converted, by (ii) the Conversion Price. Partial conversion shall not be permitted at any time.

(b)      CONVERSION PROCEDURE. To convert this Note pursuant to this SECTION 8, Payee must (i) complete and sign the “Form of Election to Convert” attached hereto as Exhibit B, (ii) pay any transfer or similar tax if required by SECTION 8(f), and (iii) surrender this Note to the Company. As promptly as practicable after delivery of an Election to Convert in accordance with this SECTION 8(b), the Company shall issue and deliver to Payee, a certificate or certificates representing, or enter into the books of its transfer agent in electronic form, the full number of whole shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this SECTION 8.

(c) MANDATORY CONVERSION. If at any time while this Note is outstanding, all of the Common Stock issuable upon conversion of the Note is freely trading, and the last sale price of the Company’s common stock asreported equals or exceeds 200% of the Conversion Price per share for more than 20 consecutive trading days, with average daily volume for the period in excess of 50,000 shares per day, then the Company may, by written notice to all holders of the Notes, force conversion at the Conversion Price. If the Company elects a mandatory conversion, this Note shall be surrendered by Payee to the Company promptly upon receipt of the notice, and the Company shall issue and deliver to Payee, a certificate or certificates representing, or enter into the books of its transfer agent in electronic form, the full number of whole shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this SECTION 8

(d)      CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of the principal of, or interest on, this Note. If any fractional share of Common Stock would be issuable upon the conversion of any portion of this Note, the Company shall pay a cash adjustment therefor in respect of such fractional share equal to the product of (i) the percentage representing such fractional share multiplied by (ii) the Conversion Price.

(d)      ADJUSTMENT OF CONVERSION PRICE.

(i)      If the Company shall (A) pay a dividend or other distribution, in Common Stock, on any class of capital stock of the Company, (B) subdivide the outstanding Common Stock into a greater number of shares by any means or (C) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split) (any such event being an “ADJUSTMENT EVENT”), then in each such case the Conversion Price shall be decreased or increased as follows: the adjusted Conversion Price shall be equal to the Conversion Price in effect immediately prior to the effective date of the Adjustment Event, multiplied by a fraction whose numerator is the number of shares of Common Stock issued and outstanding immediately prior to such effective date, and whose denominator is the number of such shares outstanding immediately after such effective date. An adjustment made pursuant to this SECTION 8(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be. Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless cumulative adjustments would require an increase or decrease of at least 10% in the Conversion Price then in effect.

(ii)      Whenever the Conversion Price is adjusted as provided herein, the Company shall promptly provide Payee with written notice of such adjustment setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(e)      TAXES ON SHARES ISSUED. The issuance of a certificate or certificates on conversion of this Note shall be made without charge to the Payee for any tax or charge with respect to the issuance thereof. The Company shall not, however, be required to pay any tax or charge which may be payable with respect to any transfer involved in the issuance and delivery of a certificate or certificates in any name other than that of Payee, and the Company shall not be required to issue or deliver any such certificate or certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.

(f)      RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENT REQUIREMENTS. The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of this Note.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price. The Company covenants that all Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance and delivery thereof.

(h)      NOTICE TO PAYEE PRIOR TO CERTAIN ACTIONS. In the event that:

(i)      the Company shall declare or authorize any event which would result in an adjustment in the Conversion Price under SECTION 8(d) or require the execution of an amended and restated Note; or

(ii)      the Company shall authorize the combination, consolidation or merger of the Company for which approval of any stockholders of the Company is required, the sale or transfer of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding-up of the Company in whole or in part; then, in each such case, the Company shall give or cause to be given to Payee, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of determining the holders of outstanding Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

 (i)      LIMITATION ON NUMBER OF COMMON SHARES. Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon the conversion of this Note, or any portion thereof, if the issuance of such shares of Common Stock would exceed the number of shares of Common Stock that the Company may issue upon conversion of this Note, or such portion thereof, without breaching the Company's obligations under applicable law, the rules or regulations of the SEC or any stock exchange on which the Common Stock is listed, except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders, or (ii) obtains a written opinion from counsel to the Company that such approval is not required.

9.      NOTICE. Whenever this Note requires or permits any notice, approval, request, or demand from one party to another, the notice, approval, request, or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

Payee:

The Company:	Sunovia Energy Technologies, Inc.
Attention: Patricia C. Meringer, Corporate Counsel & Secretary
106 Cattlemen Road
Sarasota, FL 34232

10.      AMENDMENT. This Note may be amended or modified only by written instrument duly executed by the Company and Payee.

11.      COSTS. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership, or other court proceedings, then the Company agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

12.      SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of Payee and its successors and assigns; provided, however, Payee may not (without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed and such consent not to be required if an Event of Default exists) assign or negotiate this Note to any Person.

13.      GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF FLORIDA.

14.      LIMITATION OF LIABILITY. Anything in this Note to the contrary notwithstanding, it is specifically provided that the Company shall not have any personal or corporate liability for the payment of this Note or be liable for a money judgment or otherwise in the event of an Event of Default, it being understood that the holders of this Note may look only to the security provided by the Pledge Agreement and the other Loan Documents to enforce the payment of the Obligation, except for the interest of the Company in the collateral pledged by the Pledge Agreement or any other property of the Company covered by a lien or security interest securing payment of the Obligation; provided, however, that the liability of the Company shall at all times be one hundred percent (100%) liability for (a) any and all damages, costs, and expenses suffered or incurred by Payee as a result of, in connection with or relating to any representation or warranty made by the Company to Payee which shall prove to be untrue or inaccurate in any material respects, and (b) the costs, expenses, and fees, including but not limited to, court costs and reasonable attorneys' fees, arising in connection with the collection of the Obligation.

15.      FINAL AGREEMENT. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

THE COMPANY

SUNOVIA ENERGY TECHNOLOGIES, INC., a Nevada corporation

BY:	/s/ Arthur Buckland
Arthur Buckland

ITS:	Chief Executive Officer

EXHIBIT A

COLLATERAL DESCRIPTION

All assets of Sunovia Energy Technologies, Inc., a Nevada corporation, having its principal place of business at 106 Cattlemen Road, Sarasota, FL  34232, including but not limited to tangible personal property, furniture, fixtures, equipment, inventory, cash, bank accounts and accounts receivable.

EXHIBIT B

FORM OF ELECTION TO CONVERT

I, the undersigned Payee under that certain Convertible Promissory Note dated June 10, 2011 (the “Note”) hereby elect to convert the Note into shares of common stock of Sunovia Energy Technologies, Inc., effective as of ______________, _______.  I hereby surrender the Note for conversion and deliver the Note to the Company for cancellation. I hereby certify to the Company that my taxpayer identification number is: .

I acknowledge that the Conversion Price is $_____ and that the outstanding principal and accrued interest on the Note shall be converted based on that price.

I hereby instruct the Company to issue the shares into which the Note is converted as follows (check ONE box only):

□ Issue a certificate representing the shares in the name of the undersigned to be delivered to the undersigned by hand or the following address:

□ Register the shares in book entry form as follows (list name and mailing address of the holder of the shares):

Signed and attested to this __ day of __________, 201_.